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                                                                Exhibit (e) (6)

                                                            ABSOLUTE ASSIGNMENT

[LOGO OF AIG]

AMERICAN GENERAL LIFE INSURANCE COMPANY (THE "COMPANY")

TO EFFECT SECTION 1035 EXCHANGE AND ROLLOVER OF A LIFE INSURANCE POLICY OR ANNUITY CONTRACT

Policy/Contract No.                      Cash Value
---------------------------------------  --------------------------------------
Owner                                    Insured
---------------------------------------  --------------------------------------
Insurer
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Contract Statement:

[_] CONTRACT INCLUDED If contract is not lost, please submit with this form.

[_] CERTIFICATE OF LOST CONTRACT

    I certify that the above numbered contract has been lost or destroyed and to the best of my knowledge and belief, is not in anyone's possession.

I hereby assign and transfer from Insurer to (new company) ________________ (the "Company") all rights, title and interest of every nature and transfer to character in and to the Policy/Contract described above ("the Policy") in an exchange intended to qualify under Section 1035 of the Internal Revenue Code.

I understand that if the Company underwrites, approves my application for, and issues to me a new life insurance policy or annuity contract which I accept on the life of the same insured/annuitant in the Policy, then the Company intends to surrender the Policy for its cash value.

I UNDERSTAND THAT AS OF THE DATE OF SURRENDER OF THE POLICY BY THE COMPANY, THE POLICY WILL NO LONGER PROVIDE ANY COVERAGE.

I UNDERSTAND THAT UPON RECEIPT OF THE SURRENDER VALUE BY THE COMPANY, THE PROCEEDS WILL BE APPLIED AS AN ADDITIONAL PREMIUM FOR THE NEW LIFE INSURANCE POLICY OR ANNUITY CONTRACT. The first premium must be paid no later than when the new policy or contract is delivered. The Policy assigned shall not be considered a premium until the cash surrender value is actually received by the Company. There will be no policy or contract in effect unless the first premium is paid while all statements and answers in all parts of my application remain correct.

I understand that by executing this assignment, I irrevocably waive all rights, claims and demands under the Policy.

I represent and agree that the Company is furnishing this form and is participating in this transaction at my specific request and as an accommodation to me. I represent and agree that the Company has made no representations concerning my tax treatment under Internal Revenue Code
Section 1035 or otherwise.

The Company assumes no responsibility or liability for the undersigned's tax treatment under Internal Revenue Code Section 1035 or otherwise.

I represent and warrant that no person, firm or corporation has a legal or equitable interest in the Policy, except the undersigned, and that no proceedings of either a legal or equitable nature have been instituted or are pending against undersigned.

I UNDERSTAND THAT THE FIRST PREMIUM MUST BE PAID NO LATER THAN THE TIME THE POLICY OR CONTRACT APPLIED FOR IS DELIVERED AND THAT THE CASH VALUE OF THE ASSIGNED POLICY SHALL NOT BE CONSIDERED PART OF THE PREMIUM UNTIL THE CASH SURRENDER VALUE IS ACTUALLY RECEIVED BY THE COMPANY. I FURTHER UNDERSTAND THAT NO POLICY OR CONTRACT COMES INTO FORCE AS A RESULT OF THIS ASSIGNMENT.

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
OWNER SIGNATURE (Assignor)                         CO-OWNER / SPOUSE / IRREVOCABLE BENEFICIARY (if required)


X
__________________________________________________ X________________________________________________________

SIGNED AT (city, state) __________________________ SIGNED AT (city, state) _________________________________

DATE _____________________________________________ DATE ____________________________________________________

WITNESS __________________________________________


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FOR AMERICAN GENERAL HOME OFFICE USE ONLY:         Company name
                                                   _________________________________________________________

By company representative                          Address
__________________________________________________ _________________________________________________________

Title                                              City/State/Zip
__________________________________________________ _________________________________________________________
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                                 [BAR CODE]              AGLC0010-2011 Rev0315